As filed with the Securities and Exchange Commission on June 7, 1995
                                                       Registration No. 33-59209

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                AMENDMENT NO. 1
                                       TO
                             FORM S-1 AND FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ----------------------
                           CIT RV OWNER TRUST 1995-A
              (Issuer with respect to the Notes and Certificates)
                  THE CIT GROUP SECURITIZATION CORPORATION II
                   (Originator of the Trust described herein)
                          THE CIT GROUP HOLDINGS, INC.
                 (Issuer with respect to the Limited Guarantee)
               (Exact name as specified in originator's charter)

                Delaware                                  6146                             22-3328188
                Delaware                      (Primary Standard Industrial                 13-2994534
     (State or other jurisdiction              Classification Code Number)             (I.R.S. Employer
    of incorporation or organization)                                                  Identification No.)

The CIT Group Securitization Corporation II                                        The CIT Group Holdings, Inc.
              650 CIT Drive                                                        1211 Avenue of the Americas
      Livingston, New Jersey 07039                                                   New York, New York 10036
             (201) 740-5000                                                              (212) 536-1950

                    (Address of principal executive offices)
                             ----------------------
                                ERNEST D. STEIN
             Executive Vice President, General Counsel & Secretary
                          The CIT Group Holdings, Inc.
                          1211 Avenue of the Americas
                            New York, New York 10036
                    (Name and address of agent for service)

                             ----------------------

                                   Copies to:

   Paul N.Watterson, Esq.                              Reed D. Auerbach,  Esq.
   SCHULTE ROTH & ZABEL                              STROOCK & STROOCK & LAVAN
     900 Third Avenue                                     7 Hanover Square
 New York, New York 10022                             New York, New York 10004


        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.    [ ]



                             ----------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 16. Exhibits and Financial Statement Schedules.

  a. Exhibits:

       1.1*  Form of Underwriting Agreement

       3.1   Certificate  of  Incorporation,   as  amended,  of  The  CIT  Group
             Securitization Corporation II

       3.2   Bylaws of The CIT Group Securitization Corporation II

       4.1*  Form of Indenture between the Trust and the Indenture Trustee

       4.2*  Form of Trust Agreement between the Company and the Owner Trustee

       4.3* Form of Sale and Servicing Agreement between the Company, CITSF and the Owner Trustee


       4.4*  Form of Limited Guarantee of The CIT Group Holdings, Inc.

       5.1   Opinion of Schulte Roth & Zabel with respect to legality

       8.1   Opinion of Schulte Roth & Zabel with respect to tax matters

       10.1* Form of Purchase Agreement

       10.2* Form of Subsequent Purchase Agreement

       23.1  Consent of Schulte Roth & Zabel

       23.2  Consent of KPMG Peat Marwick LLP

       24.1 Powers of Attorney of The CIT Group Securitization Corporation II (included on page II-5)




       24.2  Powers of Attorney of The CIT Group Holdings, Inc.

       25.1* Form T-1 Statement of Eligibility  under the Trust Indenture Act of
             1939 of the Indenture Trustee (bound separately)

* Filed herewith.

  b. Financial Statement Schedules:

     Not applicable.

Item 17.  Undertakings.

     The undersigned Registrants hereby undertake as follows:

          (a) To provide to the Underwriter at the closing date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to provide prompt delivery to each purchaser.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (d) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (e) For purposes of determining any liability under Securities Act, each filing of CIT's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

          (f) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Livingston, State of New Jersey, on June 7, 1995.



                                   THE CIT GROUP SECURITIZATION CORPORATION II


                                          By:    /s/ JAMES J. EGAN, JR.
                                             -----------------------------------
                                                  Name:  James J. Egan, Jr.
                                                     Title:   President

                                         *By:    /s/ JAMES J. EGAN, JR.
                                             -----------------------------------
                                                  Name:  James J. Egan, Jr.
                                                   Title:  Attorney-in-Fact


                               POWER OF ATTORNEY

     Each person whose signature to this Registration Statement appears below hereby constitutes and appoints James J. Egan, Jr., Joseph M. Leone and Norman
H. Rosen, or any of them (with the full power of each of them to act alone), as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                              Title                             Date
                    ---------                             -----                             ----

                  *                              President and Director                  June 7, 1995
- ---------------------------------------
           James J. Egan, Jr.

                  *                              Executive Vice President                June 7, 1995
- ---------------------------------------            and Director
           Joseph M. Leone

                  *                              Vice President and Director             June 7, 1995
- ---------------------------------------
           Edward A. Farley

                  *                              Vice President, Treasurer and           June 7, 1995
- ---------------------------------------            Controller (principal financial
           Robin H. Gordon                         and accounting officer)



     Original powers of attorney authorizing James J. Egan, Jr., Joseph M. Leone and Norman H. Rosen and each of them to sign the Registration Statement and amendments thereto on behalf of the directors and officers of the Registrant indicated above are held by the Corporation and available for examination pursuant to Item 302(b) of Registration S-T.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on June 7, 1995.



                                         THE CIT GROUP HOLDINGS, INC.


                                         By:   /s/ ERNEST D. STEIN
                                             -----------------------------------
                                                     Ernest D. Stein
                                                 Executive Vice President,
                                               General Counsel and Secretary

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

               Signature and Title                              Date
               -------------------                              ----

                       *
- ------------------------------------------------
               Albert R. Gamper, Jr.
President, Chief Executive Officer, and Director
           (principal executive officer)

                       *
- ------------------------------------------------
                 Hisao Kobayashi
                    Director

                        *                             * By /S/ ERNEST D. STEIN
- ------------------------------------------------   -----------------------------
                  Michio Murata                                Ernest D. Stein
                    Director
                Attorney-in-fact


                        *                                    June 7, 1995
- ------------------------------------------------
               Joseph A. Pollicino
                    Director

                       *
- ------------------------------------------------
                  Paul N. Roth
                    Director

                       *
- ------------------------------------------------
                 Hideo Kitahara
                    Director

                       *
- ------------------------------------------------
                 Peter J. Tobin
                    Director

                       *
- ------------------------------------------------
                 Toshiji Tokiwa
                    Director

                       *
- ------------------------------------------------
                   Keiji Torii
                    Director

               Signature and Title                              Date
               -------------------                              ----

                       *
- ------------------------------------------------
                William H. Turner
                    Director

              /s/ JOSEPH J. CARROLL                           June 7, 1995
- ------------------------------------------------
            Joseph J. Carroll
Executive Vice President and Chief Financial Officer
  (principal financial and accounting officer)


     Original powers of attorney authorizing Albert R. Gamper, Jr., Ernest D. Stein, and Donald J. Rapson and each of them to sign the Registration Statement and amendments thereto on behalf of the directors and officers of the Registrant indicated above are held by The CIT Group Holdings, Inc. and available for examination pursuant to Item 302(b) of Regulation S-T.